EXHIBIT 10.55

AMENDMENT TO CORPORATE JOB

CREATION AGREEMENT

This Amendment (hereinafter “Amendment”) is made between the Pearland Economic Development Corporation (the “PEDC”) and Cardiovascular Systems, Inc. (the “Company”) to amend that Corporate Job Creation Agreement (the “Agreement”) attached hereto and incorporated by reference for all purposes, executed on June 16, 2009 between the PEDC and Company.

Amended Terms. The PEDC and the Company agree that the following provisions are hereby added to the Agreement, and that any terms in the Agreement that are in conflict therewith shall be and are hereby superseded.

1)	The parties agree that on March 31, 2012, the Company had a total of nineteen (19) FTEs at the Facility.

2)	The parties waive any default, and the remedies therefor, that may have occurred prior to this Amendment to the Agreement.

3)	“Full Time Equivalent Employee” or “FTE” means one person working a job at the Facility.

4)	“Job” means employment for one FTE that requires a minimum of one thousand eight hundred (1,800) hours of work averaged over a twelve (12) month period, working a minimum of thirty (30) hours per week on the premises of the Facility. Any Job that becomes vacant but is refilled by a replacement FTE within 90 days of the vacancy shall continue to be counted toward the number of Jobs at the Facility. Any Job that is vacant for at least 91 days, in the aggregate, in any twelve (12) month period shall cease to be counted toward the number of Jobs at the Facility upon accumulating the 91st day of vacancy.

5)	The Company shall create, fill, and maintain no fewer than twenty-five (25) Jobs at the Facility by March 31, 2013, and shall maintain at least that minimum number of Jobs for through June 30, 2015.

6)	No additional TEF award guarantee under Section 4.01 of the Agreement is owed by the PEDC. The Company shall be eligible for Direct Incentives above what has already been paid by PEDC only as follows:

(a)	$500,000 upon filling 75 Jobs at the Facility on or before March 31, 2014, and maintaining at least 75 Jobs at the Facility through March 31, 2015.

(b)	If the incentive under (a) is earned, then an additional $500,000 upon filling 125 Jobs at the Facility on or before June 30, 2015, and maintaining at least 125 Jobs at the Facility through June 30, 2016.

(c)	Failure to maintain the threshold number of Jobs as provided in (a) or (b) will result in the Company’s obligation to refund to the PEDC the Direct Incentive earned by reaching the threshold number of Jobs. Said refund is due within thirty (30) days of the Company’s receipt of written demand from the PEDC.

7)	The Company shall be in default of this Amendment if any of the following conditions is met:

(a)	after March 31, 2013 the number of Jobs at the Facility falls below twenty-five (25) for ninety (90) consecutive days;

(b)	after March 31, 2013 the number of Jobs at the Facility falls below twenty (20) for five (5) consecutive days; or

(c)	the Company fails to provide any information or documentation as required by this Amendment within ten days after notice by the PEDC.

8)	Upon default, the Company shall refund to the PEDC the percentage of all funds paid by the PEDC to the Company prior to the execution of this Amendment, as set forth below. This refund is due within ninety (90) days of the Company’s receipt of a written notice of default from the PEDC. The Company shall have no right to cure such default.

(a)	sixty (60) percent, if the default occurs prior to July 1, 2013;

(b)	forty (40) percent, if the default occurs between July 1, 2013 and July 1, 2014; and

(c)	twenty (20) percent, if the default occurs between July 1, 2014 and June 30, 2015.

9)	The Company will submit to the PEDC quarterly compliance verifications signed by a duly authorized representative of the Company that shall certify the following: number of Jobs, each Job’s title, employee name, wages paid during the quarter, hours worked and beginning and end date of employment. The Company will submit the quarterly compliance and verification within 30 days of the end of each period covered. The last verification will be due on June 30, 2015, unless the Company earns the Direct Incentive under 6 (b), in which event the quarterly verification requirement shall continue until the last verification on June 30, 2016.

All quarterly compliance verifications shall be in a form substantially similar to the form attached, and shall provide data to substantiate the Full-Time Employment Position numbers provided. This data shall include the Texas Workforce Commission Employer’s Quarterly Report and also may include quarterly IRS 941 returns and other payroll information such as job titles, names of FTEs, last four digits of social security numbers of FTEs, dates of hire and separation for FTEs. The Company will also submit all past annual reports submitted to the State of Texas regarding the Texas Enterprise Fund, and all such reports in the future within thirty (30) days of their submittal to the State of Texas.

II. Agreement to Remain in Force. Other than the provisions of the Agreement expressly amended herein, the Agreement shall remain in full force and its enforceability shall be unaffected by this Amendment.

EXECUTED and EFFECTIVE as of the 14th day of June, 2012.

PEARLAND ECONOMIC
DEVELOPMENT CORPORATION

By:	/s/ Matt Buchanan
Matt Buchanan
President

Date:	7-2-12

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ James E. Flaherty
James E. Flaherty
Chief Administrative Officer

Date:	6-14-12

PEARLAND ECONOMIC DEVELOPMENT CORPORATION

QUARTERLY EMPLOYMENT

COMPLIANCE VERIFICATION

Verification should be submitted to the Pearland Economic Development Corporation President, 1200 Pearland Parkway, Suite 200, Pearland, Texas 77581, 281.997.3000, www.pearlandedc.com. Please attach exhibits and additional information.

Company Information

Name of Business:			Date:
Address:
City:	State:			Zip:
Contact Person:		Title:
Phone:	Fax:			Email:

Quarterly Compliance Verification

Report Covers Period: Begin Date:	End Date:

Jobs Information

A “Job” means employment for one FTE that requires a minimum of one thousand eight hundred (1,800) hours of work averaged over a twelve (12) month period, working a minimum of thirty (30) hours per week on the premises of the Facility. Any Job that becomes vacant but is refilled by a replacement FTE within 90 days of the vacancy shall continue to be counted toward the number of Jobs at the Facility. Any Job that is vacant for at least 91 days, in the aggregate, in any twelve (12) month period shall cease to be counted toward the number of Jobs at the Facility upon accumulating the 91st day of vacancy.

1.	Total Number of Jobs previously certified:

2.	Total Number of Jobs Submitted for Certification this period:

3.	Total Number of Jobs Reported (line 1 + line 2):

4.	Total Payroll for all Jobs Reported this Claim Period: $

5.	Estimated average annual gross compensation at this Company/Project Facility ((line 4x4)/line 3):

Did the Company meet the job creation and retention targets for this reporting period?    ☐  Yes    ☐  No

If no, please explain why:

Other Information

Is the company in compliance with all terms and conditions of the agreement for this reporting period:    ☐  Yes    ☐  No

If no, please explain why:

Attachments

Please attach the following documents:

A1 – Annual Employment Compliance Verification

A2 – Texas Workforce Commission Employer Quarterly Report

Certification

I certify the Business has not, within the reporting period, been cited or convicted for violating any state or federal statutes, rules, and regulations, including environmental, worker safety and immigration regulations.

I certify the existence of a lease, for the building(s) on the Property, between the Property owner and Borrower that currently is in effect and shall remain in effect throughout the Term of this Agreement.

Under penalty of perjury, I declare that the information in this document and any attachments are true and correct to the best of my knowledge and belief.

For the Business:

Signature	Date

Name and Title (typed or printed)